Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-13112 on Form S-8 of our report dated June 23, 2025, appearing in this Annual Report on Form 11-K of the RBC U.S.A Retirement and Savings Plan for the year ended December 31, 2024.

/s/ Olsen Thielen & Co., Ltd

Roseville, Minnesota

June 23, 2025